Exhibit 99.2 2nd Quarter 2019 Earnings Release Presentation August 1, 2019

Available Information On August 1, 2019, Consolidated Edison, Inc. issued a press release reporting its second quarter 2019 earnings and filed with the Securities and Exchange Commission the company’s second quarter 2019 Form 10-Q. This presentation should be read together with, and is qualified in its entirety by reference to, the earnings press release and the Form 10-Q. Copies of the earnings press release and the Form 10-Q are available at: www.conedison.com. (Select "For Investors" and then select "Press Releases" and “SEC Filings,” respectively.) Forward-Looking Statements This presentation contains forward-looking statements that are intended to qualify for the safe-harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements of future expectations and not facts. Words such as "forecasts," "expects," "estimates," "anticipates," "intends," "believes," "plans," "will" and similar expressions identify forward-looking statements. The forward-looking statements reflect information available and assumptions at the time the statements are made, and speak only as of that time. Actual results or developments may differ materially from those included in the forward-looking statements because of various factors such as those identified in reports the company has filed with the Securities and Exchange Commission, including that the company's subsidiaries are extensively regulated and are subject to penalties; its utility subsidiaries' rate plans may not provide a reasonable return; it may be adversely affected by changes to the utility subsidiaries' rate plans; the intentional misconduct of employees or contractors could adversely affect it; the failure of, or damage to, its subsidiaries' facilities could adversely affect it; a cyber-attack could adversely affect it; it is exposed to risks from the environmental consequences of its subsidiaries' operations; a disruption in the wholesale energy markets or failure by an energy supplier or customer could adversely affect it; it has substantial unfunded pension and other postretirement benefit liabilities; its ability to pay dividends or interest depends on dividends from its subsidiaries; it requires access to capital markets to satisfy funding requirements; changes to tax laws could adversely affect it; its strategies may not be effective to address changes in the external business environment; and it also faces other risks that are beyond its control. Con Edison assumes no obligation to update forward-looking statements. Non-GAAP Financial Measure This presentation also contains a financial measure, adjusted earnings, that is not determined in accordance with generally accepted accounting principles in the United States of America (GAAP). This non-GAAP financial measure should not be considered as an alternative to net income for common stock, which is an indicator of financial performance determined in accordance with GAAP. Adjusted earnings excludes from net income for common stock certain items that the company does not consider indicative of its ongoing financial performance. Management uses this non-GAAP financial measure to facilitate the analysis of the company's financial performance as compared to its internal budgets and previous financial results. Management also uses this non-GAAP financial measure to communicate to investors and others the company's expectations regarding its future earnings and dividends on its common stock. Management believes that this non-GAAP financial measure is also useful and meaningful to investors to facilitate their analysis of the company's financial performance. For more information, contact: Jan Childress, Director, Investor Relations Olivia M. Webb, Manager, Investor Relations Tel.: 212-460-6611, Email: childressj@coned.com Tel.: 212-460-3431, Email: webbo@coned.com www.conEdison.com 2

Table of Contents Page Organizational Structure and Plan 4 – 5 Dividend and Earnings Announcements 6 2Q 2019 Earnings 7 – 10 2Q 2019 Developments 11 – 12 CECONY Electric & Gas Rate Filings 13 – 18 Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) 19 – 20 2018 Sustainability Report Highlights 21 YTD 2019 Earnings 22 – 25 Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP) 26 CECONY Operations and Maintenance Expenses 27 Composition of Regulatory Rate Base 28 Average Rate Base Balances 29 Regulated Utilities' Rates of Return and Equity Ratios 30 Earnings Adjustment Mechanisms and Positive Incentives 31 Capital Expenditures and Utilities' Capital Expenditures 32 – 33 2019 Financing Plan and Activity 34 Capital Structure and Commercial Paper and Letters of Credit 35 – 36 Utilities' Sales and Revenues 37 – 42 2Q and YTD 2019 Summary of Segmented Financial Statements 43 – 46 List of Notes to 2019 Second Quarter Form 10-Q Financial Statements 47 3

Organizational Structure

conEdison

Market Cap[(a)]:	**$29.1 billion**
Ratings[(b)]:	Baa1 / BBB+ / BBB+
Outlook[(b)]:	Stable / Stable / Stable

Utilities

- Consolidated Edison Company of New York, Inc. (CECONY)
- Orange and Rockland Utilities, Inc. (O&R)
  - Rockland Electric Company (RECO)

Transmission

- Con Edison Transmission, Inc. (Con Edison Transmission or CET)
  - Con Edison Gas Pipeline and Storage, LLC (CET Gas)
    - Mountain Valley Pipeline, LLC — 12.5%
    - Stagecoach Gas Services, LLC — 50%
  - Consolidated Edison Transmission, LLC (CET Electric)
    - New York Transco LLC — 45.7%

Clean Energy

- Con Edison Clean Energy Businesses, Inc. (Clean Energy Businesses or CEBs)
  - Consolidated Edison Development, Inc. (Con Edison Development or CED)
  - Consolidated Edison Energy, Inc. (Con Edison Energy or CEE)
  - Consolidated Edison Solutions, Inc. (Con Edison Solution or CES)

a. As of June 30, 2019.
b. Senior unsecured ratings and outlook shown in order of Moody's / S&P / Fitch. Ratings are not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

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The Con Edison Plan Customer Focused Strategic Value Oriented Provide safe and Strengthen core utility Provide steady, reliable service delivery business predictable earnings Enhance the Pursue additional Maintain balance customer experience regulated growth sheet opportunities to add stability value in the evolving industry Achieve operational Grow existing clean Pay attractive, excellence and cost energy businesses growing dividends optimization and pursue additional clean energy growth opportunities consistent with our risk appetite CECONY has long-range plans to achieve its strategic priorities of public and employee safety, operational excellence, and an enhanced customer experience. The company’s 20-year plans for its electric and gas business are designed to help the company navigate today’s challenges while preparing for changes in the energy landscape. The plans are available on our website at the following links: https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/electric-long-range-plan.pdf https://www.coned.com/-/media/files/coned/documents/our-energy-future/our-energy-projects/gas-long-range-plan.pdf 5

Dividend and Earnings Announcements • On July 18, 2019, the company issued a press release reporting that the company had declared a quarterly dividend of 74 cents a share on its common stock. • On August 1, 2019, the company issued a press release in which it confirmed its previous forecast of adjusted earnings per share for the year 2019 to be in the range of $4.25 to $4.45 a share(a). 2Q 2019 vs. 2Q 2018 YTD 2019 vs. YTD 2018 $1.98 $1.96 $1.99 $1.77 $0.60 $0.58 $0.61 $0.46 2019 2018 2019 2018 2019 2018 2019 2018 Reported EPS (GAAP) Adjusted EPS (Non-GAAP) Reported EPS (GAAP) Adjusted EPS (Non-GAAP) a. Adjusted earnings per share exclude the effects of hypothetical liquidation at book value (HLBV) accounting for tax equity investments in certain of the Clean Energy Businesses' renewable electric production projects (approximately $(0.20) a share). Adjusted earnings per share also exclude the Clean Energy Businesses' net mark-to-market effects, the amount of which will not be determinable until year end. 6

2Q 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $0.46 $0.60 $152 $188 HLBV effects of the Clean Energy Businesses (pre-tax) 0.10 — 28 — Income taxes (a) (0.03) — (7) — HLBV effects of the Clean Energy Businesses (net of tax) 0.07 — 21 — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.07 0.01 21 2 Income taxes (b) (0.02) — (5) (1) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.05 0.01 16 1 Adjusted Earnings and Adjusted EPS – non-GAAP basis $0.58 $0.61 $189 $189 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended June 30, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended June 30, 2019 and a combined federal and state income tax rate of 28% for the three months ended June 30, 2018. 7

Walk from 2Q 2018 EPS to 2Q 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $0.60 $0.61 $0 $0 $0 $0 $0.58 $(0.02) $0 $(0.02) $(0.01) $(0.01) $0.46 $(0.11) (a) (a) 2Q 2018 CECONY O&R CEBs CET Other 2Q 2019 2Q 2018 CECONY O&R CEBs CET Other 2Q 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 8

2Q 2019 vs. 2Q 2018 EPS Variances – Three Months Ended Variation

CECONY[a]		
Changes in rate plans	$0.23	Reflects higher electric and gas net base revenues of $0.12 a share and $0.03 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans.
Weather impact on steam revenues	(0.03)	Reflects the impact of warmer April weather in 2019.
Operations and maintenance expenses	(0.05)	Reflects higher costs for pension and other postretirement benefits of $(0.04) a share and regulatory assessments and fees that are collected in revenues from customers of $(0.04) a share, offset, in part, by lower storm-related costs of $0.03 a share.
Depreciation, property taxes and other tax matters	(0.15)	Reflects higher property taxes of $(0.07) a share, higher depreciation and amortization expense of $(0.06) a share and the absence of a New York State sales and use tax refund received in 2018 of $(0.02) a share.
Other	(0.02)	Reflects primarily higher interest expense on long-term debt of $(0.04) a share and the dilutive effect of Con Edison's stock issuances of $(0.03) a share, offset, in part, by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.05 a share.
Total CECONY	**$ (0.02)**	
O&R[a]		
Changes in rate plans	(0.01)	Reflects primarily a gas base rate decrease, offset, in part, by an electric base rate increase under the company's new rate plans, effective January 1, 2019.
Total O&R	**$ (0.01)**	
Clean Energy Businesses		
Operating revenues less energy costs	0.22	Reflects primarily higher renewable electric production projects revenue due to the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.24 a share, offset, in part, by lower wholesale revenues of $(0.04) a share.
Depreciation and amortization	(0.10)	Reflects an increase in renewable electric production projects due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
Net interest expense	(0.12)	Reflects primarily an increase in debt due to the December 2018 acquisition of Sempra Solar Holdings, LLC.
HLBV effects	(0.07)	
Other	(0.04)	Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC.
Total CEBs	**$ (0.11)**	
Con Edison Transmission		
Total CET	**$ —**	
Other		
Parent company and consolidation adjustments	$ —	
Reported EPS (GAAP)	**$ (0.14)**	
HLBV effects of the Clean Energy Businesses	0.07	
Net mark-to-market effects of the Clean Energy Businesses	0.04	
Adjusted EPS (non-GAAP)	**$ (0.03)**	

a. Under the revenue decoupling mechanisms in the utilities' New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison's results of operations.

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2Q 2019 vs. 2Q 2018 EPS Reconciliation by Company

Three Months Ended June 30, 2019

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$0.46**	**$0.01**	**$(0.03)**	**$0.04**	**$(0.02)**	**$0.46**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.10	—	—	0.10
Income taxes (a)	—	—	(0.03)	—	—	(0.03)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.07**	**—**	**—**	**0.07**
Net mark-to-market losses (pre-tax)	—	—	0.07	—	—	0.07
Income taxes (b)	—	—	(0.02)	—	—	(0.02)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.05**	**—**	**—**	**0.05**
Adjusted EPS – Non-GAAP basis	**$0.46**	**$0.01**	**$0.09**	**$0.04**	**$(0.02)**	**$0.58**

Three Months Ended June 30, 2018

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$0.48**	**$0.02**	**$0.08**	**$0.04**	**$(0.02)**	**$0.60**
Net mark-to-market losses (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$0.48**	**$0.02**	**$0.09**	**$0.04**	**$(0.02)**	**$0.61**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the three months ended June 30, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the three months ended June 30, 2019 and a combined federal and state income tax rate of 28% for the three months ended June 30, 2018.
c. Includes parent company and consolidation adjustments.

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2Q 2019 Developments(a) CECONY & O&R • In May 2019, the New York State Public Service Commission (NYSPSC) staff submitted testimony in the NYSPSC proceeding in which CECONY requested an electric rate increase, effective January 2020. The NYSPSC staff testimony supports an electric rate increase of $58 million reflecting, among other things, an 8.3 percent return on common equity and a common equity ratio of 47.3 percent. In June 2019, CECONY filed an update to the request it filed in January 2019. The company decreased its requested January 2020 rate increase by $15 million to $470 million, increased its illustrated January 2021 rate increase by $27 million to $379 million and increased its illustrated January 2022 rate increase by $7 million to $270 million. This updated filing reflects a 9.75 percent return on common equity and a common equity ratio of 50 percent. (page 23) • In May 2019, the NYSPSC staff submitted testimony in the NYSPSC proceeding in which CECONY requested a gas rate increase, effective January 2020. The NYSPSC staff testimony supports a gas rate increase of $83 million reflecting, among other things, an 8.3 percent return on common equity and a common equity ratio of 47.3 percent. In June 2019, CECONY filed an update to the request it filed in January 2019. The company decreased its requested January 2020 rate increase by $4 million to $206 million, decreased its illustrated January 2021 rate increase by $4 million to $134 million and increased its illustrated January 2022 rate increase by $5 million to $160 million. This updated filing reflects a 9.75 percent return on common equity and a common equity ratio of 50 percent. (page 23) • On July 13, 2019, electric service was interrupted to approximately 72,000 CECONY customers on the west side of Manhattan. The NYSPSC and the Northeast Power Coordinating Council, a regional reliability entity, are investigating the July 13, 2019 power outage. The NYSPSC is also investigating other CECONY power outages that occurred in July 2019. Pursuant to the reliability performance provisions of its electric rate plan, as a result of the July 13, 2019 power outage, the company is subject to a $5 million negative revenue adjustment (which it expects to recognize in the third quarter of 2019). The company is unable to estimate the amount or range of its possible additional loss related to the power outages. At June 30, 2019, the company had not accrued a liability related to the power outages. (page 25) • In July 2019, New York State enacted a law that establishes a program requiring 70 percent of the electricity procured by load serving entities regulated by the NYSPSC to be produced by renewable energy systems by 2030, and requiring the statewide electrical demand system to have zero emissions by 2040. The law also codifies state targets for energy efficiency (end-use energy savings of 185 trillion British thermal units below 2025 energy-use forecast), offshore wind (9,000 megawatts (MW) by 2035), solar (6,000 MW by 2025) and energy storage (3,000 MW by 2030). In addition, the law establishes a climate action council to recommend measures to attain the law’s GHG limits, including measures to reduce emissions by displacing fossil- fuel fired electricity with renewable electricity or energy efficiency. The law requires the New York State Department of Environmental Conservation to issue regulations establishing statewide GHG emissions limits that are 60 percent of 1990 emissions levels by 2030 and 15 percent of 1990 emissions by 2050. (page 77) a. Page references to 2Q 2019 Form 10-Q. 11

2Q 2019 Developments (cont'd)(a) CECONY & O&R • In May 2019, RECO filed a request with the New Jersey Board of Public Utilities for an electric rate increase of $19.9 million, effective February 2020. The filing reflected a return on common equity of 10.00 percent and a common equity ratio of 49.93 percent. In July 2019, RECO filed an update to the request it filed in May 2019. The company increased its requested February 2020 rate increase to $20.4 million and reduced the common equity ratio to 49.04 percent. The updated filing continues to reflect a return on common equity of 10.00 percent. (page 24) Clean Energy Businesses • The Clean Energy Businesses have 2,608 MW (AC) of utility-scale renewable energy production projects in service and 53 MW (AC) of behind-the-meter renewable energy production projects in service (46 MW) or in construction (7 MW). (page 78) • 1,688 million of kWh of electricity was generated from solar projects and 354 million of kWh generated from wind projects for the quarter ending June 30, 2019. (page 79) of C • Regarding the Pacific Gas and Electric Company (PG&E) bankruptcy, at June 30, 2019, Con Edison’s consolidated balance sheet included $853 million of net non-utility plant relating to the PG&E Projects, $1,090 million of intangible assets relating to the PG&E PPAs, $288 million of net non-utility plant of additional projects that secure the related project debt and $1,032 million of non-recourse related project debt. The PG&E bankruptcy is an event of default under the PG&E PPAs. Pursuant to the related project debt agreements, distributions from the related projects to Con Edison Development have been suspended. Unless the lenders for the related project debt otherwise agree, the lenders may, upon written notice, declare principal and interest on the related project debt to be due and payable immediately and, if such amounts are not timely paid, foreclose on the related projects. During the first quarter of 2019, Con Edison reclassified on its consolidated balance sheet the PG&E- related project debt that was included in long-term debt to long-term debt due within one year. At June 30, 2019, long-term debt due within one year included $1,032 million of PG&E-related project debt. (pages 21, 27 and 79) Con Edison Transmission • In June 2019, the operator of the Mountain Valley Pipeline, which is being constructed by a joint venture in which CET Gas has a 12.5 percent ownership interest, indicated that it now expects a mid-2020 full in-service date for the project at an overall project cost of $4,800 million to $5,000 million, excluding allowance for funds used during construction. (page 79) a. Page references to 2Q 2019 Form 10-Q. 12

Summary of CECONY Electric & Gas Rate Filings(a) Rate Change and Capital Expenditures Electric Gas Case number 19-E-0065 Case number 19-G-0066 Rate Rate Capital Rate Rate Capital (b) (b) ($ millions) Change Base Expenditure Change Base Expenditure Rate Year 1: 2020 $470 $21,836 $2,322 $206 $7,193 $1,124 Rate Year 2: 2021 379 23,168 2,487 134 7,973 1,104 Rate Year 3: 2022 270 24,546 2,381 160 8,754 1,033 Timelime a. 2020 amounts were proposed. CECONY provided 2021 and 2022 amounts in rate filing for illustration and to facilitate settlement discussions. In June, CECONY filed an update to the request it filed in January 2019. b. Average rate base. c. CECONY has requested a “make-whole” provision that would allow the company to recover or refund any revenue undercollections or overcollections, respectively, including interest, resulting from the extended suspension period. 13

CECONY Electric & Gas Rate Filings (cont'd) Key Drivers of Proposed 2020 Electric Rate Increase 1,200 $18 1,000 $103 800 $209 ) s $(569) n o i l l i 600 $139 M n $16 i $ $165 ( 400 $154 $470 200 $235 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs Note: 2020 amounts were proposed in a January 2019 filing. In June, CECONY filed an update to the request it filed in January 2019. 14

CECONY Electric & Gas Rate Filings (cont'd) Key Drivers of Proposed 2020 Gas Rate Increase 500 400 $5 ) $59 s n 300 o i $(160) l l i $64 $(35) M $62 $6 n i $ 200 ( $51 100 $206 $154 0 New Financing Property and Sales Amortization of Operating Depreciation Income Other (net) Total infrastructure costs other taxes revenue deferred credits expenses changes Taxes investment change and costs Note: 2020 amounts were proposed in a January 2019 filing. In June, CECONY filed an update to the request it filed in January 2019. 15

CECONY Electric Rate Case – Comparison of Filings (cont'd) ($ millions) 16

CECONY Gas Rate Case – Comparison of Filings (cont'd) ($ millions) 17

Comparison of Rate Changes (cont'd) ($ millions) 18

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA)(a) New York State Public Service Commission Order in Case 17-M-0815 – Proceeding on Motion of the Commission on Changes in Law that May Affect Rates (August 9, 2018) CECONY Electric • Customer credit started on January 1, 2019 and includes: – annual ongoing tax savings of $259 million • 2018 tax savings ($311 million) and protected and unprotected portions of net regulatory liability for excess deferred income taxes ($1,679 million and $810 million, respectively) is being addressed in the rate case the company initiated in January 2019 (Case 19- E-0065) – in the rate case, the company has proposed pass back of the 2018 tax savings over a three-year period ($104 annually), the protected portion over the life of the assets ($46 million annually) and the unprotected portion of the net regulatory liability over five years ($157 million annually) CECONY Gas • Customer credit of $113 million started on January 1, 2019 and includes: – annual ongoing tax savings of $74 million – pass back of 2018 tax savings ($90 million) over a three-year period – $30 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($693 million and $111 million, respectively) over the life of the assets – $9 million annually (amortization period for unprotected deferred tax balance is being addressed in the rate case the company initiated in January 2019) (Case 19-G-0066) – in the rate case, the company has proposed pass back of the remaining 2018 tax savings over a two-year period ($30 annually), the protected portion over the life of the assets ($13 million annually) and the unprotected portion of the net regulatory liability over five years ($22 million annually) CECONY Steam • Customer credit of $25 million started on October 1, 2018 and includes: – annual ongoing tax savings of $14 million – pass back of January – September 2018 tax savings ($15 million) over a three-year period – $5 million annually – pass back of protected and unprotected portions of net regulatory liability for excess deferred income taxes ($169 million and $16 million, respectively) over the life of the assets – $6 million annually (amortization period for unprotected balance will be reviewed in the next rate case filing) a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 23 – 25 and Note J – Income Taxes on pages 35 – 36 in the 2Q 2019 Form 10-Q. 19

Utilities' Rate Adjustments for Tax Cuts and Jobs Act of 2017 (TCJA) (cont'd)(a) O&R Electric and Gas • O&R, pursuant to the November 2018 joint proposal (Case 18-E-0067; 18-G-0068), is reflecting its TCJA net benefits as follows: – annual ongoing savings of $18 million      – pass back of 2018 savings ($22 million) over a three-year period – $7 million annually – pass back of protected portion of net regulatory liability for excess deferred income taxes ($122 million) over remaining lives of the related assets and the unprotected portion ($30 million) over a fifteen-year period - $4 million annually Rockland Electric Company (RECO) • NJBPU Docket No. AX1801001 – In the Matter of the Board’s Consideration of the 2017 Tax Cuts and Jobs Act – $2.9 million rate decrease started on April 1, 2018 – customers were paid $1 million in July 2018 for January to March 2018 tax savings – pass back of protected portion of net regulatory liability for excess deferred income taxes ($14 million) over remaining lives of the related assets and the unprotected portion ($10 million) over a three-year period – $3 million annually • FERC Docket No. EL18-111-000 – In November 2018, the Federal Energy Regulatory Commission (FERC) issued an order directing RECO to refund $0.6 million to its transmission customers and reducing its annual transmission revenue requirement by an immaterial amount to reflect the TCJA. a. See Note B – Regulatory Matters/Other Regulatory Matters on pages 23 – 25 and Note J – Income Taxes on pages 35 – 36 in the 2Q 2019 Form 10-Q. 20

2018 Sustainability Report Highlights * The 49 percent decrease in Con Edison’s greenhouse gas emissions since 2005 reflects the emission reductions resulting from equipment and repair projects, including projects to reduce sulfur hexafluoride emissions, and increased use of natural gas at CECONY’s steam production facilities. Con Edison’s most recent annual Sustainability Report is accessible at: https://www.conedison.com/ehs/2018-sustainability-report/index.html 21

YTD 2019 Earnings Net Income for Earnings per Share Common Stock ($ in Millions) 2019 2018 2019 2018 Reported Net Income for Common Stock and EPS – GAAP basis $1.77 $1.98 $576 $616 HLBV effects of the Clean Energy Businesses (pre-tax) 0.15 — 49 — Income taxes (a) (0.04) — (12) — HLBV effects of the Clean Energy Businesses (net of tax) 0.11 — 37 — Net mark-to-market effects of the Clean Energy Businesses (pre-tax) 0.11 0.01 32 2 Income taxes (b) (0.03) — (8) (1) Net mark-to-market effects of the Clean Energy Businesses (net of tax) 0.08 0.01 24 1 Adjusted Earnings and Adjusted EPS – non-GAAP basis $1.96 $1.99 $637 $617 a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the six months ended June 30, 2019. b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the six months ended June 30, 2019 and a combined federal and state income tax rate of 28% for the six months ended June 30, 2018. 22

Walk from YTD 2018 EPS to YTD 2019 EPS Variance in Reported EPS (GAAP) Variance in Adjusted EPS (Non-GAAP) $0.00 $0.00 $0.00 $1.98 $0.01 $1.99 $0.01 $0.01 $0.00 $1.96 $0.01 $1.77 $(0.05) $(0.23) (a) YTD 2018 CECONY O&R CEBs CET Other YTD 2019 YTD 2018 CECONY O&R CEBs CET Other (a) YTD 2019 Reported Reported Adjusted Adjusted EPS EPS EPS EPS a. Includes parent company and consolidation adjustments. 23

YTD 2019 vs. YTD 2018 EPS Variances – Six Months Ended Variation CECONY(a) Changes in rate plans $ 0.48 Reflects higher electric and gas net base revenues of $0.24 a share and $0.10 a share, respectively, due primarily to electric and gas base rates increases in January 2019 under the company's rate plans, and growth in the number of gas customers of $0.02 a share. Weather impact on steam revenues (0.05) Reflects the impact of warmer winter weather in 2019. Operations and maintenance expenses (0.12) Reflects higher costs for pension and other postretirement benefits of $(0.07) a share, stock-based compensation of $(0.05) a share and regulatory assessments and fees that are collected in revenues from customers of $(0.05) a share, offset, in part, by lower storm-related costs of $0.05 a share. Depreciation, property taxes and other (0.29) Reflects higher property taxes of $(0.14) a share, higher depreciation and amortization expense of $(0.11) a share tax matters and the absence of New York State sales and use tax refunds received in 2018 of $(0.04) a share. Other (0.02) Reflects primarily the dilutive effect of Con Edison's stock issuances of $(0.09) a share, offset by lower costs associated with components of pension and other postretirement benefits other than service cost of $0.09 a share. Total CECONY $ — O&R(a) Operations and maintenance expenses 0.02 Reflects primarily lower storm-related costs of $0.01 a share and lower pension costs of $0.01 a share. Depreciation, property taxes and other (0.01) Reflects higher depreciation and amortization expense. tax matters Total O&R $ 0.01 Clean Energy Businesses Operating revenues less energy costs 0.17 Reflects primarily higher renewable electric production projects revenues due to the December 2018 acquisition of Sempra Solar Holdings, LLC, including the consolidation of certain jointly-owned projects that were previously accounted for as equity investments of $0.38 a share, offset, in part, by lower engineering, procurement and construction services revenues of $(0.22) a share. Operations and maintenance expenses 0.15 Reflects primarily lower engineering, procurement and construction costs. Depreciation and amortization (0.19) Reflects an increase in renewable electric production projects due to the December 2018 acquisition of Sempra Solar Holdings, LLC. Net interest expense (0.20) Reflects primarily an increase in debt due to the December 2018 acquisition of Sempra Solar Holdings, LLC. HLBV effects (0.11) Other (0.05) Reflects primarily the absence in 2019 of equity income from certain jointly-owned projects that were accounted for as equity investments in 2018 but consolidated after the December 2018 acquisition of Sempra Solar Holdings, LLC. Total Clean Energy Businesses $ (0.23) Con Edison Transmission Total CET $ 0.01 Reflects income from equity investments. Other Parent company and consolidation $ — adjustments Reported EPS (GAAP) $ (0.21) HLBV effects of the Clean Energy 0.11 Businesses Net mark-to-market effects of the 0.07 Clean Energy Businesses Adjusted EPS (non-GAAP) $ (0.03) a. Under the revenue decoupling mechanisms in the utilities’ New York electric and gas rate plans and the weather-normalization clause applicable to their gas businesses, revenues are generally not affected by changes in delivery volumes from levels assumed when rates were approved. In general, the utilities recover on a current basis the fuel, gas purchased for resale and purchased power costs they incur in supplying energy to their full-service customers. Accordingly, such costs do not generally affect Con Edison’s results of operations. 24

YTD 2019 vs. YTD 2018 EPS Reconciliation by Company

Six months ended June 30, 2019

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.73**	**$0.11**	**$(0.13)**	**$0.08**	**$(0.02)**	**$1.77**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	0.15	—	—	0.15
Income taxes (a)	—	—	(0.04)	—	—	(0.04)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**0.11**	**—**	**—**	**0.11**
Net mark-to-market losses (pre-tax)	—	—	0.11	—	—	0.11
Income taxes (b)	—	—	(0.03)	—	—	(0.03)
Net mark-to-market losses (net of tax)	**—**	**—**	**0.08**	**—**	**—**	**0.08**
Adjusted EPS – Non-GAAP basis	**$1.73**	**$0.11**	**$0.06**	**$0.08**	**$(0.02)**	**$1.96**

Six months ended June 30, 2018

	CECONY	O&R	CEBs	CET	Other(c)	Total
Reported EPS – GAAP basis	**$1.73**	**$0.10**	**$0.10**	**$0.07**	**$(0.02)**	**$1.98**
Net mark-to-market losses (pre-tax)	—	—	0.01	—	—	0.01
Income taxes (b)	—	—	—	—	—	—
Net mark-to-market losses (net of tax)	**—**	**—**	**0.01**	**—**	**—**	**0.01**
Adjusted EPS – Non-GAAP basis	**$1.73**	**$0.10**	**$0.11**	**$0.07**	**$(0.02)**	**$1.99**

a. The amount of income taxes was calculated using a combined federal and state income tax rate of 24% for the six months ended June 30, 2019.
b. The amount of income taxes was calculated using a combined federal and state income tax rate of 25% for the six months ended June 30, 2019 and a combined federal and state income tax rate of 28% for the six months ended June 30, 2018.
c. Includes parent company and consolidation adjustments.

conEdison, inc.
ED LISTED NYSE
25

Five-Year Reconciliation of Reported EPS (GAAP) to Adjusted EPS (Non-GAAP)

12 Months Ending December 31,

	2015	2016	2017	2018[d]	2019[a][d]
Reported EPS – GAAP basis	**$4.07**	**$4.15**	**$4.97**	**$4.43**	**$4.23**
Income tax effect of the TCJA	**—**	**—**	**(0.85)**	**0.14**	**0.14**
HLBV effects of the Clean Energy Businesses (pre-tax)	—	—	—	—	0.15
Income taxes (c)	—	—	—	—	(0.04)
HLBV effects of the Clean Energy Businesses (net of tax)	**—**	**—**	**—**	**—**	**0.11**
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (pre-tax) (b)	—	—	—	(0.36)	(0.34)
Income taxes (c)	—	—	—	0.10	0.09
Gain on acquisition of Sempra Solar Holdings, LLC, net of transaction costs (net of tax)	**—**	**—**	**—**	**(0.26)**	**(0.25)**
Gain on sale of the CEBs' retail electric supply business (pre-tax)	—	(0.32)	—	—	—
Income taxes (c)	—	0.13	—	—	—
Gain on sale of the CEBs' retail electric supply business (net of tax)		**(0.19)**		**—**	**—**
Goodwill impairment related to the CEBs' energy service business (pre-tax)	—	0.07	—	—	—
Income taxes (c)	—	(0.03)	—	—	—
Goodwill impairment related to the CEBs' energy service business (net of tax)		**0.04**		**—**	**—**
Impairment of assets held for sale (pre-tax)	0.02	—	—	—	—
Income taxes (c)	(0.01)	—	—	—	—
Impairment of assets held for sale (net of tax)	**0.01**			**—**	**—**
Net mark-to-market effects of the CEBs (pre-tax)	—	(0.02)	—	0.03	0.12
Income taxes (c)	—	0.01	—	(0.01)	(0.03)
Net mark-to-market effects of the CEBs (net of tax)	**—**	**(0.01)**	**—**	**0.02**	**0.09**
Adjusted EPS – Non-GAAP basis	**$4.08**	**$3.99**	**$4.12**	**$4.33**	**$4.32**

a. Represents 12-month trailing EPS ending June 30, 2019.
b. Gain recognized with respect to jointly owned renewable electric production projects on completion of the acquisition.
c. The amount of income taxes was calculated using applicable combined federal and state income tax rates for the twelve months ended June 30, 2019 and the years 2015 – 2018.
d. Federal income tax rate lowered to 21% from 35% upon enactment of the TCJA on December 22, 2017.

conEdison, inc.
ED LISTED NYSE
26

CECONY Operations and Maintenance Expenses ($ in millions) Departmental Other Expenses(a) $1,563 $1,528 $1,553 $1,464 $1,477 $1,489 $1,417 $1,384 $354 $344 Other $1,140 $1,092 $519 $352 $998 $1,002 $304 Regulatory $550 Fees and $294 $321 $165 YTD Assessments (b) $469 $470 Health Care/ $476 $444 Other Employee $149 $222 YTD Benefits $159 $776 YTD $467 Pension/ $364 OPEBs $160 $171 $80 YTD $170 $166 $159 $147 $67 YTD $58 $71 2014 2015 2016 2017 2018 2019E 2014 2015 2016 (c) 2017 (c) 2018 (c) 2019E (c) a. Other Expenses generally are either reconciled through amounts reflected in rates, or represent surcharges that are recovered in revenues from customers. b. Includes Demand Side Management, System Benefit Charges and Public Service Law 18A assessments which are collected in revenues. c. Excludes non-service components of Pension/OPEBs pursuant to Accounting Standards Update 2017-07. See page 28-29 of the 2Q 2019 Form 10-Q. 27

Composition of Regulatory Rate Base(a) (as of June 30, 2019) CECONY ($ in millions) Electric NY $20,674 Gas NY 5,980 Steam NY 1,436 Total CECONY $28,090 O&R ($ in millions) O&R Electric NY $817 O&R Gas NY 437 RECO NJ 241 Total O&R $1,495 CECONY CECONY Gas CECONY O&R RECO Total Rate Base $29,585 Electric Steam a. Average rate base for 12 months ended June 30, 2019. . 28

Average Rate Base Balances ($ in millions) 3-year CAGR 6.4% $34,336 $32,415 $1,740 $30,238 $1,660 $32,596 $28,515 $1,582 $30,755 $26,014 $1,458 $28,656 $25,014 $23,795 $24,522 $1,376 $27,057 O&R $1,304 $1,357 $24,638 $1,297 $23,710 $22,498 $23,165 CECONY Actual Forecast(a) 2014 2015 2016 2017 2018 2019E 2020E 2021E Electric $ 17,403 $ 17,599 $ 17,971 $ 18,513 $ 20,057 $ 20,850 $ 22,365 $ 23,478 CECONY Gas 3,593 4,023 4,267 4,723 5,581 6,370 6,954 7,682 Steam 1,502 1,543 1,472 1,402 1,419 1,436 1,436 1,436 Electric 726 769 731 759 806 878 906 948 O&R Gas 372 386 362 392 426 454 476 498 RECO Electric 199 202 211 225 226 250 278 294 a. Reflects changes to rate base resulting from the enactment of the TCJA that will affect the utilities’ net income when these changes are reflected in the utilities’ next rate plans (assumed to be 2020 for CECONY; 2019 for O&R and RECO). The forecast for 2020 and 2021 reflects estimated increases in average rate base due to decreased deferred taxes resulting from the end of bonus deprecation for utilities and changes for the amortization of certain plant related excess deferred income taxes proposed under CECONY’s current rate case proceedings. 29

Regulated Utilities' Rates of Return and Equity Ratios (12 Months ended June 30, 2019) Regulated Basis Allowed Actual CECONY Electric 9.0% 9.4% Gas 9.0 9.2 Steam 9.3 9.4 Overall – CECONY 9.0(a) 9.4 CECONY Equity Ratio 48.0% 47.2% O&R Electric 9.0% 9.8% Gas 9.0 6.3 RECO 9.6 6.1 Overall – O&R 9.1(a) 8.2 O&R Equity Ratio 48.0% 48.0% a. Weighted by rate base. 30

Earnings Adjustment Mechanisms and Positive Incentives



Earnings Adjustment Mechanisms
($ in millions)
70
60
50
40
30
20
10
0
$42
$25
$0
$59
$11
$0
2018
2019
2020 (e)
Min
Max
Achieved / Projected



Positive Incentives(a) (b)
($ in millions)
20
18
16
14
12
10
8
6
4
2
$8
$8
$4
$17
$15
$8
$12
$10
$7
2018 (c)
2019 (d)
2020
Min
Max
Achieved / Projected

a. In 2017 and 2018, CECONY achieved positive incentives of $12 million and $11 million, respectively, one third of which, pursuant to the accounting rules for alternative revenue recognition of the collection of such incentives under the rate plans (GAAP), will be recorded ratably from 2018 to 2020 and also reflected in the positive incentives projected, minimum and maximum amounts for the related period.

b. Pursuant to GAAP, two thirds and one third of the positive incentives achieved in 2019, if any, will be recorded in 2019 and 2020, respectively, and also reflected in the positive incentives projected and maximum amounts for the related period.

c. Does not reflect a $4 million negative revenue adjustment that CECONY recorded in 2018.

d. Does not reflect a $5 million negative revenue adjustment that CECONY expects to recognize in the third quarter of 2019 related to a July 13, 2019 power outage.

e. CECONY's current electric and gas rate plans will expire by December 31, 2019.

conEdison, inc.
ED LISTED NYSE
31

Capital Expenditures ($ in millions) (a) $5,235 $5,249 $248 $1,078 $4,268 (b) $4,174 $1,791 $400 $400 $3,606 $3,627 $3,418 $66 $1,235 $200 $447 $200 $823 $2,721 $447 $3,774 $3,868 $3,093 $3,210 $3,227 $2,922 $2,595 $2,274 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(c) CECONY & O&R Clean Energy Businesses Con Edison Transmission a. 2016 includes Stagecoach JV investment of $974 million. b. 2018 includes Con Edison Development subsidiary’s purchase of Sempra Solar Holdings, LLC. c. 2018 Form 10-K, page 33. 32

Utilities' Capital Expenditures ($ in millions) $3,774 $3,868 Steam $3,227 $3,093 $3,210 $2,922 Gas $2,595 $2,274 Electric Depreciation 2014 2015 2016 2017 2018 2019E 2020E 2021E Actual Forecast(a) Annual CECONY Capital Expenditures Annual O&R Capital Expenditures Electric Gas Steam Depreciation Electric Gas Depreciation 2014 1,500 549 83 991 105 37 61 2015 1,658 671 106 1,040 114 46 68 2016 1,819 811 126 1,106 114 52 67 2017 1,905 909 90 1,195 128 61 71 2018 1,861 1,050 94 1,276 138 67 77 2019E 1,871 1,049 96 1,380 155 56 84 2020E 2,347 1,113 89 1,500 169 56 89 2021E 2,489 1,100 82 1,604 145 52 91 a. 2018 Form 10-K, page 33. 33

2019 Financing Plan and Activity

- Capital expenditures of $3,627 million (CECONY: $3,016 million, O&R: $211 million, the CEBs: $200 million, CET: $200 million)
- Issue between $1.6 billion and $2.2 billion of long-term debt, mostly at the utilities
- Issue additional debt secured by the CEBs' renewable electric production projects
- Issue up to $500 million of common equity in addition to equity issued through dividend reinvestment, employee stock purchase and long-term incentive plans
- Settle the estimated $425 million remaining portion of the November 2018 equity forward transaction

Financing Activity to Date

- In February, CEI borrowed $825 million under a new two-year term loan due February 2021 and prepaid in full an $825 million term loan that was due in June 2019
- In March, CEI issued approximately 5.6 million common shares for $425 million upon settlement of the remaining portion of the November 2018 equity forward transaction
- In May, CECONY issued $700 million of 4.125% debentures due 2049 and a Con Edison subsidiary borrowed $464 million, due 2026, secured by equity interests in solar electric production projects
- In June, CEI issued 4.75 million common shares for $400 million upon settlement of most of a May 2019 equity forward transaction and CEI prepaid $150 million of the $825 million term loan due February 2021

Debt Maturities

($ in millions)	2019	2020	2021	2022	2023
Con Edison, Inc. [parent company]	$3	$403	$1,178[e]	$293	$—
CECONY	475[a]	350	640	—	—
O&R	62[b]	—	—	—	—
CEBs[d]	111[c]	130	137	136	302
Total	**$651**	**$883**	**$1,955**	**$429**	**$302**

a. $475 million of 6.65 percent 10-year debentures matured on April 1, 2019.
b. $2 million of the O&R (RECO) debt was paid on May 15, 2019.
c. $30 million of CEB debt was paid during the six months ended June 30, 2019.
d. Does not include additional principal amounts lenders for PG&E-related project debt may, upon written notice, declare due and payable. See Note C to the financial statements in the 2nd quarter Form 10-Q.
e. $150 million of the $825 million term loan was prepaid on June 13, 2019.

conEdison, inc.
ED LISTED NYSE
34

Capital Structure – June 30, 2019 ($ in millions) Consolidated Edison, Inc. Baa1 / BBB+ / BBB+ Debt $ 19,468 52% Equity 17,865 48 Total $ 37,333 100% CECONY O&R Parent and Other A3 / A- / A- Baa1 / A- / A- Debt $ 14,373 51% Debt $ 754 51% Debt $ 4,341 57% Equity 13,868 49 Equity 737 49 Equity 3,260 43 Total $ 28,241 100% Total $ 1,491 100% Total $ 7,601 100% Amounts shown exclude notes payable and include the current portion of long-term debt. Senior unsecured credit ratings shown in order of Moody’s / S&P / Fitch. All ratings have stable outlooks. 35

Commercial Paper and Letters of Credit ($ in millions) 36

Utilities' Sales and Revenues – Second Quarter and Year-to-Date The changes in the energy delivered by the company’s utility subsidiaries, both for actual amounts and as adjusted for variations in weather and billing days, for the three and six months ended June 30, 2019 (expressed as a percentage of 2018 amounts): Second Quarter Variation Year-to-Date Variation 2019 vs. 2018 2019 vs. 2018 Actual Adjusted Actual Adjusted CECONY Electric (3.1) (1.4) (3.2) (2.1) Firm – Gas (12.1) (3.1) (3.5) 0.5 Steam (13.9) (0.3) (7.6) (2.6) O&R Electric (3.2) (2.2) (1.5) (2.2) Firm – Gas (12.1) 3.3 0.1 1.4 37

Utilities' Sales and Revenues – Electric Second Quarter ($ in millions) Electric – 2nd Quarter Millions of Kilowatt-hours Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential and Religious 2,101 2,187 $541 $601 Commercial and Industrial 2,283 2,222 429 438 Retail choice customers 5,691 5,966 516 563 Public Authorities 33 20 5 3 NYPA, Municipal Agency and other sales 2,277 2,383 143 149 Total Sales 12,385 12,778 $1,634 $1,754 Orange and Rockland Residential and Religious 356 376 $64 $71 Commercial and Industrial 190 192 25 27 Retail choice customers 712 713 45 47 Public Authorities 24 43 2 3 Total Sales 1,282 1,324 $136 $148 Regulated Utility Sales & Revenues Residential and Religious 2,457 2,563 $605 $672 Commercial and Industrial 2,473 2,414 454 465 Retail choice customers 6,403 6,679 561 610 Public Authorities 57 63 7 6 NYPA, Municipal Agency and other sales 2,277 2,383 143 149 Total Sales 13,667 14,102 $1,770 $1,902 38

Utilities' Sales and Revenues – Electric Year-to-Date ($ in millions) Electric – Year-to-Date Millions of Kilowatt-hours Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential and Religious 4,516 4,597 $1,137 $1,225 Commercial and Industrial 4,743 4,637 848 890 Retail choice customers 11,629 12,241 1,024 1,121 Public Authorities 58 37 9 6 NYPA, Municipal Agency and other sales 4,664 4,952 275 276 Total Sales 25,610 26,464 $3,293 $3,518 Orange and Rockland Residential and Religious 753 753 $137 $145 Commercial and Industrial 386 390 51 57 Retail choice customers 1,397 1,410 85 91 Public Authorities 50 72 4 6 Total Sales 2,586 2,625 $277 $299 Regulated Utility Sales & Revenues Residential and Religious 5,269 5,350 $1,274 $1,370 Commercial and Industrial 5,129 5,027 899 947 Retail choice customers 13,026 13,651 1,109 1,212 Public Authorities 108 109 13 12 NYPA, Municipal Agency and other sales 4,664 4,952 275 276 Total Sales 28,196 29,089 $3,570 $3,817 39

Utilities' Sales and Revenues – Gas Second Quarter ($ in millions) Gas – 2nd Quarter Thousands of Dekatherms Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential 9,816 11,973 $183 $217 General 6,550 7,252 76 90 Firm Transportation 16,037 17,627 120 118 Total Firm Sales and Transportation 32,403 36,852 379 425 Interruptible Sales 1,860 1,983 9 13 Transportation of Customer Owned Gas 25,943 29,748 14 17 Total Sales 60,206 68,583 $402 $455 Off-system Sales — 26 — — Orange and Rockland Residential 1,287 1,435 $18 $25 General 337 338 4 4 Firm Transportation 1,361 1,623 10 14 Total Firm Sales and Transportation 2,985 3,396 32 43 Interruptible Sales 840 928 1 2 Transportation of Customer Owned Gas 126 147 — — Total Sales 3,951 4,471 $33 $45 Off-system Sales — — — — Regulated Utility Sales & Revenues Residential 11,103 13,408 $201 $242 General 6,887 7,590 80 94 Firm Transportation 17,398 19,250 130 132 Total Firm Sales and Transportation 35,388 40,248 411 468 Interruptible Sales 2,700 2,911 10 15 Transportation of Customer Owned Gas 26,069 29,895 14 17 Total Sales 64,157 73,054 $435 $500 Off-system Sales — 26 — — 40

Utilities' Sales and Revenues – Gas Year-to-Date ($ in millions) Gas – Year-to-Date Thousands of Dekatherms Revenues in Millions 2019 2018 2019 2018 Con Edison of New York Residential 36,940 39,272 $621 $610 General 20,983 21,693 254 244 Firm Transportation 51,518 52,417 388 378 Total Firm Sales and Transportation 109,441 113,382 1,263 1,232 Interruptible Sales 5,401 3,474 28 24 Transportation of Customer Owned Gas 51,407 52,980 30 31 Total Sales 166,249 169,836 $1,321 $1,287 Off-system Sales — 115 — — Orange and Rockland Residential 6,253 5,898 $87 $83 General 1,448 1,300 17 15 Firm Transportation 5,579 6,072 37 49 Total Firm Sales and Transportation 13,280 13,270 141 147 Interruptible Sales 1,892 2,071 3 4 Transportation of Customer Owned Gas 563 573 — 1 Total Sales 15,735 15,914 $144 $152 Off-system Sales — — — — Regulated Utility Sales & Revenues Residential 43,193 45,170 $708 $693 General 22,431 22,993 271 259 Firm Transportation 57,097 58,489 425 427 Total Firm Sales and Transportation 122,721 126,652 1,404 1,379 Interruptible Sales 7,293 5,545 31 28 Transportation of Customer Owned Gas 51,970 53,553 30 32 Total Sales 181,984 185,750 $1,465 $1,439 Off-system Sales — 115 — — 41

Utilities' Sales and Revenues – Steam Second Quarter and Year-to-Date ($ in millions) Steam – 2nd Quarter Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 60 92 $4 $5 Apartment House 1,033 1,177 25 29 Annual Power 2,286 2,655 60 72 Total Sales 3,379 3,924 $89 $106 Steam – Year-to-Date Millions of Pounds Revenues in Millions 2019 2018 2019 2018 Con Edison of New York General 388 430 $19 $21 Apartment House 3,609 3,889 107 113 Annual Power 7,940 8,602 268 288 Total Sales 11,937 12,921 $394 $422 42

Income Statement – 2019 Second Quarter ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $2,331 $179 $233 $1 $— $2,744 Depreciation and amortization 339 21 58 — — 418 Other operating expenses 1,616 145 103 3 1 1,868 Total operating expenses 1,955 166 161 3 1 2,286 Operating income 376 13 72 (2) (1) 458 Other income (deductions) (15) (2) — 24 (4) 3 Interest expense 182 10 63 5 3 263 Income before income tax expense 179 1 9 17 (8) 198 Income tax expense 27 (1) (12) 5 — 19 Net income $152 $2 $21 $12 $(8) $179 Income attributable to non-controlling interest — — 27 — — 27 Net income for common stock $152 $2 $(6) $12 $(8) $152 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2019 Form 10-Q. 43

Income Statement – 2019 Year-to-Date ($ in millions) CECONY O&R CEBs CET Other(a) Total Total operating revenues $5,371 $437 $450 $2 $(2) $6,258 Depreciation and amortization 673 42 116 — — 831 Other operating expenses 3,597 328 251 5 2 4,183 Total operating expenses 4,270 370 367 5 2 5,014 Operating income 1,101 67 83 (3) (4) 1,244 Other income (deductions) (22) (5) 1 49 (6) 17 Interest expense 364 20 109 12 5 510 Income before income tax expense 715 42 (25) 34 (15) 751 Income tax expense 151 8 (32) 9 (9) 127 Net income $564 $34 $7 $25 $(6) $624 Income attributable to non-controlling interest — — 48 — — 48 Net income for common stock $564 $34 $(41) $25 $(6) $576 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2019 Form 10-Q. 44

Balance Sheet – As of June 30, 2019 ($ in millions) CECONY O&R CEBs CET Other(a) Total ASSETS Current assets $3,143 $218 $407 $— $(61) $3,707 Investments 422 26 — 1,458 (7) 1,899 Net plant 36,348 2,269 4,111 17 — 42,745 Other noncurrent assets 4,562 368 1,901 14 406 7,251 Total assets $44,475 $2,881 $6,419 $1,489 $338 $55,602 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities $3,608 $352 $1,807 $40 $162 $5,969 Noncurrent liabilities 12,976 1,098 174 76 (52) 14,272 Long-term debt 14,023 694 2,086 500 193 17,496 Equity 13,868 737 2,352 873 35 17,865 Total liabilities and equity $44,475 $2,881 $6,419 $1,489 $338 $55,602 a. Includes parent company and consolidation adjustments. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2019 Form 10-Q. 45

Statement of Cash Flows – 2019 Year-to-Date ($ in millions) (a) CECONY O&R CEBs CET Other Total Net cash flows from/(used in) operating activities $1,291 $124 $154 $82 $(113) $1,538 Net cash flows from/(used in) investing activities (1,591) (116) (92) (78) 1 (1,876) Net cash flows from/(used in) financing activities 268 (36) (32) (6) 108 302 Net change for the period (32) (28) 30 (2) (4) (36) Balance at beginning of period 818 52 126 2 8 1,006 Balance at end of period (b) $786 $24 $156 $— $4 $970 a. Includes parent company and consolidation adjustments. b. See "Reconciliation of Cash, Temporary Cash Investments and Restricted Cash" in Note A in Item 1 of the second quarter 2019 Form 10-Q. Con Edison’s consolidated financial statements and the notes thereto are in Item 1 of the second quarter 2019 Form 10-Q. 46

List of Notes to 2019 Second Quarter Form 10-Q Financial Statements Page A – Summary of Significant Accounting Policies and Other Matters 19 – 23 B – Regulatory Matters 23 – 26 C – Capitalization 27 – 28 D – Short-Term Borrowing 28 E – Pension Benefits 28 – 29 F – Other Postretirement Benefits 29 G – Environmental Matters 29 – 31 H – Other Material Contingencies 31 – 32 I – Leases 33 – 35 J – Income Tax 35 – 36 K – Financial Information by Business Segment 37 L – Derivative Instruments and Hedging Activities 37 – 40 M – Fair Value Measurements 40 – 43 N – Variable Interest Entities 43 – 44 O – New Financial Accounting Standards 44 – 45 47